UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 13, 2021
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-36440

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On December 13, 2021, Avanos Medical Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among its wholly owned subsidiary Avent, Inc. (“Avent”), Orthogen Merger Sub, Inc., a newly-formed wholly owned subsidiary of Avent (“Merger Sub”), OrthogenRx, Inc., a Pennsylvania corporation (“OrthogenRx”), and Shareholder Representative Services LLC, as representative of OrthogenRx’s equityholders. Pursuant to the Merger Agreement, OrthogenRx will merge with and into Merger Sub, with OrthogenRx surviving the merger as a wholly owned subsidiary of Avent (the “Merger”). The total purchase price payable by the Company in the Merger is $130.0 million in cash at closing, on a cash-free, debt-free basis and subject to adjustments based on the net working capital of OrthogenRx at the closing, plus up to an additional $30.0 million in contingent cash consideration based on OrthogenRx’s growth in net sales during 2022 and 2023. The Company expects the Merger to close in the first quarter of 2022.
The closing of the Merger is subject to the satisfaction or waiver of certain customary conditions to closing, including, among others, (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or order issued by a court or other governmental authority prohibiting or enjoining the Merger or making illegal the Merger, and (iii) approval of the Merger Agreement and the Merger by OrthogenRx’s shareholders. Each party’s obligation to consummate the Merger is also conditioned upon the accuracy of the other party’s representations and warranties (generally subject, other than for certain representations and warranties, to a material adverse effect standard) and the other party’s having performed in all material respects its obligations under the Merger Agreement. Avent’s and Merger Sub’s obligation to consummate the Merger is further subject to (i) the absence of a change, event or occurrence that has had or would reasonably be expected to have a material adverse effect on OrthogenRx and (ii) the exercise of dissenters’ rights by holders of no more than 10% of OrthogenRx’s outstanding shares.
The Merger Agreement contains customary representations, warranties and covenants from both OrthogenRx and Avent and Merger Sub, including covenants from OrthogenRx to conduct its business in the ordinary course and not to take certain actions between the signing of the Merger Agreement and the closing of the Merger. The Company has obtained representation and warranty insurance, which provides coverage for losses related to breaches of the representations and warranties of OrthogenRx contained in the Merger Agreement, subject to deductibles, policy limits and certain other terms and conditions. Subject to certain exceptions and limitations, the OrthogenRx equityholders and Avent and the Company have agreed to indemnify each other for breaches of covenants and other specified matters contained in the Merger Agreement. A total of $3.0 million of the purchase price otherwise payable in the Merger at the closing will be held in an escrow account for a period of up to three years to satisfy the OrthogenRx equityholders’ specified indemnification obligations.
The Merger Agreement also contains certain customary termination rights for each of Avent and OrthogenRx. The Merger Agreement may be terminated by mutual consent of Avent and OrthogenRx or, subject to certain conditions, by either Avent or OrthogenRx if the closing of the Merger has not occurred prior to June 1, 2022 or if a law makes illegal or a governmental authority has issued a final, non-appealable order prohibiting, enjoining or restraining the Merger. The Merger Agreement may also be terminated by either Avent or OrthogenRx if, subject to certain conditions, the other party is in breach of its representations or warranties or covenants in the Merger Agreement and such breach would prevent the satisfaction of its closing conditions and is incapable of or has not been cured within 15 days. In addition, Avent may terminate the Merger Agreement if, within 24 hours following the parties’ execution and delivery of the Merger Agreement, OrthogenRx has not delivered evidence of approval of the Merger Agreement by the OrthogenRx shareholders.
The Merger Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of OrthogenRx or the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Form 10-Q and other documents that the Company files or has filed with the SEC.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

This Current Report contains information that includes or is based on "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the timing of the expected closing of the Merger. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Actual results could differ materially from those expected as a result of a variety of factors, including legislative and regulatory actions or any failure to meet, or delay in meeting, the closing conditions in the Merger Agreement. The Company assumes no obligation to update any forward-looking information contained in this Current Report.
Item 7.01    Regulation FD Disclosure
On December 13, 2021, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.
The information, including exhibits attached hereto, in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.
    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Avanos Medical, Inc. on December 13, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	December 13, 2021	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel